Frankly Announces Results from Shareholder Meeting; Amendment of Raycom Agreements

SAN FRANCISCO, CA – October 27, 2017 – Frankly Inc. (TSX VENTURE: TLK) (Frankly), a leader in transforming local TV broadcast and media companies by enabling them to publish and monetize their digital content across multiple platforms, announces the following:

Annual General and Special Meeting of Shareholders – The Company held its annual general and special meeting of shareholders on October 20, 2017, and reports that Steve Chung, Tom Rogers, Choong Sik (Samuel) Hyun, Joseph Fiveash, III and Steven Zenz, being all of the nominee directors listed in Frankly’s management information circular dated August 25, 2017, were elected as directors of Frankly. The other items of business approved at the Meeting included (i) the appointment of Baker Tilly Virchow Krause LLP as the independent auditor for Franky for the fiscal year ending December 31, 2017, and (ii) the approval of Frankly’s amended and restated equity incentive plan.

Raycom Amendments – Pursuant to an amendment of October 1, 2011 Website Software and Services Agreement between Frankly Media LLC and Raycom Media, Inc., recoupment of the $5,000,000 advance of license fees paid by Raycom under the Agreement will commence on January 1, 2018. Separately, pursuant to an amendment of the June 26, 2017 Share Purchase Agreement between Frankly Inc. and Raycom Media, Inc., the date for enlargement of the Frankly Board to seven members has been extended until December 31, 2017. Finally, pursuant to an amendment of the August 31, 2016 Credit Agreement between Frankly Inc. and Raycom Media, Inc., the parties have extended until December 31, 2017, as the period in which mandatory loan repayments to Raycom in connection with a NASDAQ capital raise will be credited against other mandatory repayments to be made to Raycom under the Credit Agreement.

About Frankly

Frankly (TSX VENTURE: TLK) builds an integrated software platform for media companies to create, distribute, analyze and monetize their content across all of their digital properties on web, mobile and TV. Its customers include NBC, ABC, CBS and FOX affiliates. The company is headquartered in San Francisco with major offices in New York. To learn more, visit www.franklyinc.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Notice Regarding Forward-Looking Statements

This release includes forward-looking statements regarding Frankly and its business. Forward-looking information is generally identifiable by use of the words “believes,” “may,” “plans,” “will,” “anticipates,” “intends,” “could”, “estimates”, “expects”, “forecasts”, “projects” and similar expressions, and the negative of such expressions. Forward-looking statements in this release include, without limitation, statements relating to the ability of Frankly to help businesses monetize content. Forward-looking events and circumstances discussed in this release may not occur in any expected timeframes or at all. The actual results of circumstances could differ materially from any forward-looking statement as a result of known and unknown risk factors and uncertainties affecting the company.

Forward-looking information is based on assumptions, estimates, analysis and opinions of management that it believes to be relevant and reasonable in light of its experience and perception of trends, current conditions and expected developments, and other circumstances as of the date such statements are made. Although Frankly has attempted to identify important factors that could cause actual results to differ materially from those contained in any forward-looking statement, there may be other factors that cause results not to be as anticipated.

No forward-looking statement can be guaranteed and accordingly, readers should not place undue reliance on forward-looking information. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Frankly undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Company Contact:

Steve Chung, CEO

press@franklyinc.com

Frankly Investor Relations Contact:

Matt Glover or Tom Colton

Liolios Group, Inc.

949-574-3860

TLK@liolios.com